Exhibit 3

UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

SCHEDULE 13D
Under the Securities Exchange Act of 1934
(Amendment No. 2)

ADMINISTRADORA DE FONDOS DE
PENSIONES PROVIDA, S.A.
(Name of Issuer)

COMMON STOCK
NO PAR VALUE
(Title of Class of Securities)

00709P108
(American Depositary Shares, each representing 1 Share of Common Stock)
(Cusip Number)

RAUL SANTORO
Authorized Representative of Banco
Bilbao Vizcaya Argentaria, S.A.
1345 Avenue of the Americas,
45th Floor
New York, New York 10105
(212) 728-1500

(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

March 1, 2000 - November 30, 2000
(Date of Event which Requires Filing of this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this statement because of Rule 13d-1(b)(3) or (4), check the following: ☐

      Check the following box if a fee is being paid with this statement: ☐

CUSIP No. 879382	SCHEDULE 13D	Page 2 of 6 Pages

1	NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Banco Bilbao Vizcaya Argentaria, S.A.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) ☐ (b) ☒
3	SEC USE ONLY
4	SOURCE OF FUNDS* WC
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEM 2(d) or 2(e) ☐
6	CITIZENSHIP OR PLACE OF ORGANIZATION Kingdom of Spain
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 203,668,028
	8	SHARED VOTING POWER Not applicable.
	9	SOLE DISPOSITIVE POWER 203,668,028
	10	SHARED DISPOSITIVE POWER Not applicable.
11	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 203,668,028
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES* ☐
13	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 61.47%
14	TYPE OF REPORTING PERSON* BK

*SEE INSTRUCTIONS BEFORE FILLING OUT!

SEC 1746 (9-88) 2 of 6

     Banco Bilbao Vizcaya Argentaria, S.A., a Spanish corporation (“BBVA”) hereby amends its Report on Schedule 13D, originally filed on May 24, 1999 (the “Schedule 13D”), as amended by Amendment No. 1 filed on February 24, 2000, with respect to the purchase of Ordinary Shares of Common Stock, no par value per share (the “Shares”) of Administradora de Fondos de Pensiones Provida S.A., a pension fund administrator operating in the Republic of Chile (the “Company”). Terms not otherwise defined herein have the meanings assigned to them in the Schedule 13D.

Item 3.

Source and Amount of Funds or Other Consideration

     The response set forth in Item 3 of the Schedule 13D is hereby amended and supplemented by adding the following information at the end thereto:

     Since the most recent amendment to this 13D on February 24, 2000, BBVA acquired through open market purchases an additional 35,199,320 Shares representing 10.74% of the Company. These acquisitions were funded with internally generated funds.

Item 5.

Interest in Securities of the Issuer.

The response set forth in Item 5(a) of the Schedule 13D is hereby amended to read:

     As a result of its acquisition of Shares of the Company through open market transactions, BBVA beneficially owns, for the purpose of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, approximately 203,668,028 Shares, representing 61.47% of the outstanding equity of the Company.

     Except as set forth in this Item 5(a), none of BBVA or any other person controlling BBVA beneficially owns any Shares.

The response set forth in Item 5(b) of the Schedule 13D is hereby amended to read:

     As a result of the transactions described above, BBVA may be deemed pursuant to Rule 13d-3 to have the power to vote or to direct the vote, or to dispose or direct the disposition of, approximately 203,668,028 Shares.

     The response set forth in Item 5(c) of the Schedule 13D is hereby amended to read:

     During the past sixty days, BBVA purchased an aggregate of 10,515,480 Ordinary Shares of the Company in the open market. The price per share for these Ordinary Shares was US$1.392.

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SIGNATURE

     After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Date: December 22, 2000

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Raúl Santoro

	Name:	Raúl Santoro
	Title:	Authorized Representative
Banco Bilbao Vizcaya Argentaria, S.A.

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Schedule A

DIRECTORS AND EXECUTIVE OFFICERS OF
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

     The name and present principal occupation or employment of each of the directors and executive officers of Banco Bilbao Vizcaya Argentaria, S.A. are set forth below. All of the Directors and Executive Officers are citizens of Spain. The registered business address of each of the persons listed below is Plaza de San Nicolas 4, 48005 Bilbao, Spain.

Directors

Name	Principal Occupation

Emilio de Ybarra y Churruca	President
Francisco González Rodriguéz	President
Pedro Luis Uriarte Santamarina	Vice President
Gervasio Collar Zabaleta	Vice President
José Domingo Ampuero	Vice President
Jesús María Cainzos Fernández	Director
Eduardo Aguirre y Alonso Allende	Director
Juan Carlos Álvarez Mezquiriz	Director
Plácido Arango Arias	Director
Francisco Javier Aresti y Victoria de Lecea	Director
Ramón Bustamante y de la Mora	Director
José Caparrós Peréz	Director
Alfonso Cortina	Director
Juan Entrecanales Azcarate	Director
Oscar Fanjul Martín	Director
Ignacio Ferrero Jordi	Director
Javier Gálvez Montes	Director
Ramón de Icaca Zabálburu	Director
Luis Lezama Leguizamon	Director
José Llado Fernández Urrutia	Director
José Maldonado Ramos	Secretary
Gregorio Marañón y Bertrán de Lis	Director
Enrique Medina Fernández	Director

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Ricardo Muguruza Garteiz	Director
Antonio Patrón Pedrera	Director
Alejandro Royo-Villanova Payá	Director
José María San Martin Espinós	Director
Jaume Tomás Sabaté	Director
Juan Urrutia Elejalde	Director
Andres Vilarniño Maura	Director
Fernando de Ybarra Lopez-D.	Director
Luis María de Ybarra y Zubiria	Director

Executive Officers (who are not directors)

Name	Principal Occupation

José María Abril Pérez	General Manager
Luis Bastida Ibarguen	General Manager
José Luis Carranza Ortiz	General Manager
Javier Echenique Landiribar	General Manager
Mario Fernández Pelaz	General Manager
José Antonio Fernandez Rivero	General Manager
José Fonollosa García	General Manager
José Igancio Goirigolzarri Tellaeche	General Manager
José Ramón Guerediaga Mendiola	General Manager
Manuel Méndez del Río	General Manager
Federico Outón del Moral	General Manager
Gonzalo Terreros Ceballos	General Manager
Gregorio Villalabeitia Galarraga	General Manager

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